                                                        SILVER TRIANGLE BUILDING
                                        25505 WEST TWELVE MILE ROAD - SUITE 3000
                                                       SOUTHFIELD, MI 48034-8339
                                                                  (248) 353-2700
                                                            CREDITACCEPTANCE.COM

                                  NEWS RELEASE

FOR IMMEDIATE RELEASE                                          DATE: MAY 3, 2006

                                    INVESTOR RELATIONS: DOUGLAS W. BUSK
                                                        TREASURER
                                                        (248) 353-2700 EXT. 4432
                                                        IR@CREDITACCEPTANCE.COM

                                         NASDAQ SYMBOL: CACC

                          CREDIT ACCEPTANCE ANNOUNCES:
                           FIRST QUARTER 2006 EARNINGS

SOUTHFIELD, MICHIGAN - MAY 3, 2006 - CREDIT ACCEPTANCE CORPORATION (NASDAQ:
CACC) (the "Company") announced consolidated net income for the three months ended March 31, 2006 of $17.2 million or $0.45 per diluted share compared to $15.7 million or $0.40 per diluted share for the same period in 2005.

Results for the three months ended March 31, 2006 compared to the same period in 2005 include the following:

     -    Consumer Loan unit volume increased 12.2%.

     -    Consumer Loan dollar volume increased 10.3%.

     -    The number of active dealer-partners increased 34.1%.

     -    Consumer Loan unit volume per active dealer-partner decreased 16.4%.

FINANCIAL RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 2006

(Dollars in thousands, except per share data)

                                      FOR THE THREE MONTHS
                                         ENDED MARCH 31,
                                 ------------------------------
                                   2006       2005     % CHANGE
                                 --------   --------   --------
Net income                       $ 17,197   $ 15,714      9.4
Net income per common share:
   Basic                             0.48       0.43     11.6
   Diluted                           0.45       0.40     12.5
Net operating profit after-tax     19,520     18,147      7.6
Average capital                   521,934    502,565      3.9
Return on capital                    15.0%      14.4%     4.2
Economic profit                     8,273      8,031      3.0
Total revenue                    $ 53,026   $ 47,736     11.1

The increase in consolidated net income for the three months ended March 31, 2006 compared to the same period in 2005 primarily reflects the following:

     - Finance charge revenue increased $4.0 million (9.4%) primarily due to a 6.8% increase in the average size of the loan portfolio.

     - License fees increased $0.9 million primarily due to an increase in the number of active dealer-partners and an increase in the monthly rate for CAPS fees from $499 to $599.

     - Stock-based compensation expense decreased $0.9 million due to a decline in the number of unvested stock options outstanding and the Company's adoption of SFAS No. 123R.

Partially offsetting these improvements:

     - Salaries and wages, as a percentage of revenue, increased to 20.2% from 19.0% primarily due to increased costs of information systems personnel.

     - General and administrative expenses, as a percentage of revenue, increased to 12.8% from 11.6% primarily due to additional professional fees associated with the restatement and an increase in corporate legal expenses.

     - Sales and marketing expenses, as a percentage of revenue, increased to 8.2% from 7.4% primarily due to an increase in dealer support products and sales promotions.

DEALER-PARTNER ACTIVITY AND CONSUMER LOAN UNIT VOLUME

The following table summarizes the changes in active dealer-partners and corresponding consumer loan unit volume for the three months ended March 31, 2006 and 2005:

                                                                     THREE MONTHS ENDED MARCH 31,
                                                                     ----------------------------
                                                                       2006     2005    % CHANGE
                                                                      ------   ------   --------
Consumer loan unit volume                                             28,994   25,847     12.2%
Active dealer-partners (1)                                             1,491    1,112     34.1%
                                                                      ------   ------
Average volume per dealer-partner                                       19.4     23.2    -16.3%

Consumer loan unit volume from dealer-partners active both periods    18,685   21,503    -13.1%
Dealer-partners active both periods                                      760      760       --
                                                                      ------   ------
Average volume per dealer-partners active both periods                  24.6     28.3    -13.1%

Consumer loan unit volume from new dealer-partners                     2,099    1,409     49.0%
New active dealer-partners (2)                                           220      141     56.0%
                                                                      ------   ------
Average volume per new active dealer-partner                             9.5     10.0     -4.5%

Attrition (3)                                                          -16.8%    -8.8%

(1) Active dealer-partners are dealer-partners who submit at least one loan during the period.

(2) New dealer-partners are dealer-partners that have enrolled in the Company's program and have submitted their first loan to the Company during the period.

(3) Attrition is measured according to the following formula: decrease in consumer loan unit volume from dealer-partners who submitted at least one consumer loan during the comparable period of the prior year but who submitted no consumer loans during the current period divided by prior year comparable period consumer loan unit volume.

COMPARISON OF GAAP RETURN ON CAPITAL TO FLOATING YIELD RETURN ON CAPITAL

The following table presents selected financial data that compares the Company's GAAP basis financial results to a non-GAAP measure. The Company's finance charge revenue is based on estimates of future cash flows. Under GAAP, favorable changes in expected cash flows are treated as yield adjustments, while unfavorable changes are recorded as a current period expense. The non-GAAP measure ("Floating-Yield") is identical to the Company's GAAP basis results except that, under the Floating Yield method, all changes in expected cash flows are treated as yield adjustments and therefore impact earnings over time. The GAAP treatment always results in a lower carrying value of the loan receivable asset, but may result in either higher or lower earnings for any given period depending on the timing and amount of expected cash flow changes.

(Dollars in thousands)

                                                   FOR THE THREE
                                                    MONTHS ENDED
                                                     MARCH 31,
                                                -------------------
                                                  2006       2005
                                                --------   --------
GAAP Return on Capital                              15.0%      14.4%
Floating Yield Return on Capital                    13.3%      13.2%
                                                --------   --------
Difference                                           1.7%       1.2%

GAAP net operating profit after-tax             $ 19,520   $ 18,147
Adjustment to Floating Yield                      (1,950)    (1,309)
                                                --------   --------
Floating Yield net operating profit after-tax   $ 17,570   $ 16,838

GAAP average capital                            $521,934   $502,565
Adjustment to Floating Yield                       5,244      7,964
                                                --------   --------
Floating Yield average capital                  $527,178   $510,529

CONSUMER LOAN PERFORMANCE IN THE UNITED STATES

The United States is the Company's only business segment that continues to originate Dealer Loans. The following table compares the Company's forecast of Consumer Loan collection rates for loans accepted by year in the United States as of March 31, 2006 with the forecast as of December 31, 2005:

                             March 31, 2006          December 31, 2005
Loan Origination Year   Forecasted Collection %   Forecasted Collection %   Variance
---------------------   -----------------------   -----------------------   --------
1996                             55.0%                     55.0%              0.0%
1997                             58.3%                     58.3%              0.0%
1998                             67.6%                     67.7%             (0.1%)
1999                             72.6%                     72.7%             (0.1%)
2000                             73.2%                     73.2%              0.0%
2001                             67.4%                     67.2%              0.2%
2002                             70.4%                     70.3%              0.1%
2003                             74.4%                     74.0%              0.4%
2004                             73.6%                     72.9%              0.7%
2005                             75.4%                     73.6%              1.8%

Collection results during the first quarter of 2006 generally exceeded the Company's expectations at December 31, 2005 and had a positive impact on forecasted Consumer Loan collection rates.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING INFORMATION

The Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all of its forward-looking statements. These forward-looking statements represent the Company's outlook only as of the date of this report. While the Company believes that its forward-looking statements are reasonable, actual results could differ materially since the statements are based on our current expectations, which are subject to risks and uncertainties. Factors that might cause such a difference include, but are not limited to, the factors set forth in Item 1A of the Company's Form 10-K for the year ended December 31, 2005, other risk factors discussed herein or listed from time to time in the Company's reports filed with the Securities and Exchange Commission and the following:

     - The Company's inability to accurately forecast and estimate the amount and timing of future collections could have a material adverse effect on results of operations.

     - Due to increased competition from traditional financing sources and non-traditional lenders, the Company may not be able to compete successfully.

     - The Company's ability to maintain and grow the business is dependent on the ability to continue to access funding sources and obtain capital on favorable terms.

     - The Company may not be able to generate sufficient cash flow to service its outstanding debt and fund operations.

     - The substantial regulation to which the Company is subject limits the business, and such regulation or changes in such regulation could result in potential liability.

     - Adverse changes in economic conditions, or in the automobile or finance industries or the non-prime consumer finance market, could adversely affect the Company's financial position, liquidity and results of operations and its ability to enter into future financing transactions.

     - Litigation the Company is involved in from time to time may adversely affect its financial condition, results of operations and cash flows.

     - The Company is dependent on its senior management and the loss of any of these individuals or an inability to hire additional personnel could adversely affect its ability to operate profitably.

     - Natural disasters, acts of war, terrorist attacks and threats or the escalation of military activity in response to such attacks or otherwise may negatively affect the business, financial condition and results of operations.

Other factors not currently anticipated by management may also materially and adversely affect the Company's results of operations. The Company does not undertake, and expressly disclaims any obligation, to update or alter its statements whether as a result of new information, future events or otherwise, except as required by applicable law.

DESCRIPTION OF CREDIT ACCEPTANCE CORPORATION

Since 1972, Credit Acceptance has provided auto loans to consumers, regardless of their credit history. Our product is offered through a nationwide network of automobile dealers who benefit from sales of vehicles to consumers who otherwise could not obtain financing; from repeat and referral sales generated by these same customers; and from sales to customers responding to advertisements for our product, but who actually end up qualifying for traditional financing.

Without our product, consumers may be unable to purchase a vehicle or they may purchase an unreliable one, or they may not have the opportunity to improve their credit standing. As we report to the three national credit reporting agencies, a significant number of our customers improve their lives by improving their credit score and move on to more traditional sources of financing. Credit Acceptance is publicly traded on the NASDAQ under the symbol CACC. For more information, visit creditacceptance.com.

                          CREDIT ACCEPTANCE CORPORATION
                           CONSOLIDATED BALANCE SHEETS

(DOLLARS IN THOUSANDS)

                                                                                 AS OF
                                                                      --------------------------
                                                                       MARCH 31,
                                                                          2006      DECEMBER 31,
                                                                      (UNAUDITED)       2005
                                                                      -----------   ------------
                              ASSETS:

   Cash and cash equivalents                                           $   1,920     $   7,090
   Restricted cash and cash equivalents                                   15,663        13,473
   Restricted securities available for sale                                3,366         3,345

   Loans receivable (including $19,939 and $19,722
      from affiliates in 2006 and 2005, respectively)                    721,381       694,939
   Allowance for credit losses                                          (130,614)     (131,411)
                                                                       ---------     ---------
      Loans receivable, net                                              590,767       563,528
                                                                       ---------     ---------

   Property and equipment, net                                            17,075        17,992
   Income taxes receivable                                                   731         4,022
   Other assets                                                           11,338         9,944
                                                                       ---------     ---------
      Total Assets                                                     $ 640,860     $ 619,394
                                                                       =========     =========

               LIABILITIES AND SHAREHOLDERS' EQUITY:

LIABILITIES:
   Accounts payable and accrued liabilities                            $  61,868     $  55,705
   Line of credit                                                        101,930        36,300
   Secured financing                                                     132,500       101,500
   Mortgage note and capital lease obligations                             8,737         9,105
   Deferred income taxes, net                                             49,569        43,758
                                                                       ---------     ---------
      Total Liabilities                                                  354,604       246,368
                                                                       ---------     ---------

SHAREHOLDERS' EQUITY:
   Preferred stock, $.01 par value, 1,000,000 shares authorized,
      none issued                                                             --            --
   Common stock, $.01 par value, 80,000,000 shares authorized,
      33,005,365 and 37,027,286 shares issued and outstanding as of
      March 31, 2006 and December 31, 2005, respectively                     330           370
   Paid-in capital                                                            --        29,746
   Unearned stock-based compensation                                      (1,692)       (1,566)
   Retained earnings                                                     287,674       344,513
   Accumulated other comprehensive income, net of tax of $32 and
      $22 at March 31, 2006 and December 31, 2005, respectively              (56)          (37)
                                                                       ---------     ---------
      Total Shareholders' Equity                                         286,256       373,026
                                                                       ---------     ---------
      Total Liabilities and Shareholders' Equity                       $ 640,860     $ 619,394
                                                                       =========     =========

                          CREDIT ACCEPTANCE CORPORATION
                         CONSOLIDATED INCOME STATEMENTS
                                   (UNAUDITED)

(Dollars in thousands, except per share data)

                                                                               THREE MONTHS ENDED
                                                                                   MARCH 31,
                                                                           -------------------------
                                                                               2006          2005
                                                                           -----------   -----------
REVENUE:
   Finance charges                                                         $    46,007   $    42,038
   License fees                                                                  2,897         1,960
   Other income                                                                  4,122         3,738
                                                                           -----------   -----------
      Total revenue                                                             53,026        47,736
                                                                           -----------   -----------
COSTS AND EXPENSES:
   Salaries and wages                                                           10,752         9,067
   General and administrative                                                    6,765         5,530
   Sales and marketing                                                           4,359         3,527
   Provision for credit losses                                                     524           854
   Interest                                                                      3,574         3,743
   Stock-based compensation expense                                               (158)          755
   Other expense                                                                    82           135
                                                                           -----------   -----------
      Total costs and expenses                                                  25,898        23,611
                                                                           -----------   -----------
Operating income                                                                27,128        24,125
   Foreign currency gain                                                             5           645
                                                                           -----------   -----------
Income from continuing operations before provision for income taxes             27,133        24,770
   Provision for income taxes                                                    9,928         9,240
                                                                           -----------   -----------
Income from continuing operations                                               17,205        15,530
                                                                           -----------   -----------
Discontinued operations

   (Loss) gain from operations of discontinued United Kingdom operations           (13)          255
   (Credit) provision for income taxes                                              (5)           71
                                                                           -----------   -----------
   (Loss) gain on discontinued operations                                           (8)          184
                                                                           -----------   -----------
Net income                                                                 $    17,197   $    15,714
                                                                           ===========   ===========

   Other comprehensive loss, net of tax                                            (19)         (731)
                                                                           -----------   -----------
Comprehensive income                                                       $    17,178   $    14,983
                                                                           ===========   ===========

Net income per common share:
   Basic                                                                   $      0.48   $      0.43
                                                                           ===========   ===========
   Diluted                                                                 $      0.45   $      0.40
                                                                           ===========   ===========

Income from continuing operations per common share:
   Basic                                                                   $      0.48   $      0.42
                                                                           ===========   ===========
   Diluted                                                                 $      0.45   $      0.39
                                                                           ===========   ===========

Weighted average shares outstanding:
   Basic                                                                    36,146,994    36,900,449
   Diluted                                                                  38,609,257    39,457,287

                          CREDIT ACCEPTANCE CORPORATION
                             SUMMARY FINANCIAL DATA
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

RETURN ON CAPITAL

The return on capital is equal to net operating profit after-tax (net income plus interest expense after-tax) divided by average capital as follows:

                                 FOR THE THREE MONTHS
                                    ENDED MARCH 31,
                                 --------------------
                                   2006        2005
                                 --------   ---------
Net income                       $ 17,197    $ 15,714
Interest expense after-tax (1)      2,323       2,433
                                 --------    --------
Net operating profit after-tax   $ 19,520    $ 18,147
                                 ========    ========

Average debt                     $164,955    $195,238
Average shareholders' equity      356,979     307,327
                                 --------    --------
Average capital                  $521,934    $502,565
                                 ========    ========
Return on capital                    15.0%      14.4%

(1)  Interest expense after-tax calculated using a 35% tax rate.

ECONOMIC PROFIT

The Company defines economic profit as net income less an imputed cost of equity. Economic profit measures how efficiently the Company utilizes its capital. To consider the cost of both debt and equity, the Company's calculation of economic profit deducts from net income a cost of equity equal to 10% of average equity, which approximates the S&P 500's rate of return since 1965. Management uses economic profit to assess the Company's performance as well as to make capital allocation decisions. Management believes this information is important to shareholders because it allows shareholders to compare the returns earned by the Company with the return they could expect if the Company returned capital to shareholders and they invested in other securities.

                                                 FOR THE THREE MONTHS
                                                   ENDED MARCH 31,
                                              -------------------------
                                                  2006          2005
                                              -----------   -----------
Net income                                    $    17,197   $    15,714
Imputed cost of equity at 10% (1)                  (8,924)       (7,683)
                                              -----------   -----------
   Total economic profit                      $     8,273   $     8,031
                                              ===========   ===========

Diluted weighted average shares outstanding    38,609,257    39,457,287

Economic profit per diluted share (2)         $      0.21   $      0.20

(1) Cost of equity is equal to 10% (on an annual basis) of average shareholders' equity, as disclosed in the Return on Capital calculation.

(2) Economic profit per diluted share equals the economic profit divided by the diluted weighted average number of shares outstanding.

                          CREDIT ACCEPTANCE CORPORATION
                         SUMMARY FINANCIAL DATA CONTINUED

A summary of changes in Loans receivable is as follows (in thousands):

                                                                                  THREE MONTHS ENDED MARCH 31, 2006
                                                                             ------------------------------------------
                                                                               DEALER    CONSUMER    OTHER
                                                                               LOANS       LOANS     LOANS      TOTAL
                                                                             ---------   --------   -------   ---------
Balance, beginning of period                                                 $ 675,692   $15,470    $ 3,777   $ 694,939
New Loans                                                                      156,646     3,335         --     159,981
Dealer holdback payments                                                        17,644        --         --      17,644
Net cash collections on loans                                                 (145,501)   (2,848)        --    (148,349)
Write-offs                                                                      (1,255)      (62)        --      (1,317)
Recoveries                                                                          --        36         --          36
Net change in floorplan receivables, notes receivable, and lines of credit          --        --     (1,712)     (1,712)
Other                                                                               --       162         --         162
Currency translation                                                                (3)       --         --          (3)
                                                                             ---------   -------    -------   ---------
Balance, end of period                                                       $ 703,223   $16,093    $ 2,065   $ 721,381
                                                                             =========   =======    =======   =========

                                                                                 THREE MONTHS ENDED MARCH 31, 2005
                                                                             -----------------------------------------
                                                                               DEALER    CONSUMER   OTHER
                                                                               LOANS       LOANS    LOANS      TOTAL
                                                                             ---------   --------   ------   --------
Balance, beginning of period                                                 $ 626,284   $36,760    $4,350   $ 667,394
New Loans                                                                      137,991     2,937        --     140,928
Dealer holdback payments                                                        11,742        --        --      11,742
Net cash collections on loans                                                 (115,050)   (4,781)       --    (119,831)
Write-offs                                                                      (3,003)   (3,307)       --      (6,310)
Recoveries                                                                          --       478        --         478
Net change in floorplan receivables, notes receivable, and lines of credit          --        --      (535)       (535)
Other                                                                               --       203        --         203
Currency translation                                                              (115)     (409)       --        (524)
                                                                             ---------   -------    ------   ---------
Balance, end of period                                                       $ 657,849   $31,881    $3,815   $ 693,545
                                                                             =========   =======    ======   =========

A summary of changes in the Allowance for credit losses is as follows (in thousands):

                                                                                  THREE MONTHS ENDED MARCH 31, 2006
                                                                               --------------------------------------
                                                                                DEALER    CONSUMER   OTHER
                                                                                 LOANS      LOANS    LOANS     TOTAL
                                                                               --------   --------   -----   --------
Balance, beginning of period                                                   $130,722    $  689     $--    $131,411
Provision for credit losses (1)                                                      78       408      --         486
Write-offs                                                                       (1,255)      (62)     --      (1,317)
Recoveries                                                                           --        36      --          36
Currency translation                                                                 (2)       --      --          (2)
                                                                               --------    ------     ---    --------
Balance, end of period                                                         $129,543    $1,071     $--    $130,614
                                                                               ========    ======     ===    ========

                                                                                   THREE MONTHS ENDED MARCH 31, 2005
                                                                                ---------------------------------------
                                                                                 DEALER    CONSUMER   OTHER
                                                                                  LOANS      LOANS    LOANS     TOTAL
                                                                                --------   --------   -----   --------
Balance, beginning of period                                                    $134,599    $6,774    $ 10    $141,383
Provision for credit losses (2)                                                      674      (176)     --         498
Write-offs                                                                        (3,003)     (334)     --      (3,337)
Recoveries                                                                            --       631      --         631
Other changes in floorplan receivables, notes receivable, and lines of credit         --        --     (10)        (10)
Currency translation                                                                 (14)     (163)     --        (177)
                                                                                --------    ------    ----    --------
Balance, end of period                                                          $132,256    $6,732    $ --    $138,988
                                                                                ========    ======    ====    ========

(1) Does not include a provision for credit losses of $38 on license fees receivable and other items.

(2) Does not include a provision for credit losses of $205 on license fees receivable and other items.